UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

CAPSTONE GREEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.001 per share	CGRN	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 2, 2023, the Board of Directors of the Company (the “Board”) appointed John J. Juric as Chief Financial Officer (serving as the Company’s Principal Financial Officer) of the Company, effective March 6, 2023 (the “Effective Date”).

In connection with the appointment of Mr. Juric as Chief Financial Officer, Scott W. Robinson, the current interim Chief Financial Officer and Principal Financial Officer of the Company, delivered his resignation to the Board.

Prior to joining the Company, Mr. Juric, 62, spent nearly two years providing management and financial consulting services to C-suite executives in multiple industries.  Previously, Mr. Juric served as Vice President of Finance and Chief Financial Officer of USALCO, LLC, a chemical manufacturing and distribution company, for six years, and as President Americas & Asia Industrial Division and Americas Region Chief Financial Officer of Fiberweb, PLC., a global nonwoven products manufacturer and distributor, for nearly five years. Additionally, Mr. Juric’s career includes multiple leadership, finance, and accounting roles with publicly traded and privately held organizations. He also previously served as the Director of Finance at Hercules, Inc., a global specialty chemical manufacturing company.  Mr. Juric is a Certified Public Accountant, and holds an MBA and Bachelor of Science in Accounting from West Chester University.

In connection with Mr. Juric’s appointment, the Compensation and Human Capital Committee of the Board (the “Compensation Committee”) approved an annual base salary of $375,000, effective as of the Effective Date.

In addition, Mr. Juric’s offer letter provides that he will be paid a cash bonus of $100,000 to be paid in June 2023, and that he will be granted 125,000 restricted stock units, which will be effective as of the Effective Date and which will vest on March 6, 2025, provided that Mr. Juric remains employed as Chief Financial Officer on such date. Mr. Juric’s offer letter also provides that Mr. Juric will be eligible to participate in the Capstone Executive Bonus Program, with an annual incentive target value of 60% of base salary and a long-term incentive target value of 60% of base salary.

In connection with the appointment of Mr. Juric as Chief Financial Officer, the Company amended its Amended and Restated Severance Pay Plan, as amended (the “Severance Pay Plan”), to provide that (i) the Chief Financial Officer will receive fifty-two (52) weeks of severance pay if he is terminated without Cause (as defined in the Severance Pay Plan) and (ii) the Chief Executive Officer will receive eighteen (18) months of severance pay if he is terminated without Cause, in each case pursuant to and subject to the terms of the Severance Pay Plan. The foregoing description of the Severance Pay Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Pay Plan, as amended, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Juric and any other person pursuant to which he was selected as Chief Financial Officer, no family relationships between Mr. Juric and any other executive officer or director of the Company, and no related party transactions within the meaning of Item 404(a) of Regulation S-K between Mr. Juric and the Company.

Item 7.01	Regulation FD Disclosure

On March 6, 2023, the Company issued a press release announcing the appointment of Mr. Juric as Chief Financial Officer and Principal Financial Officer. A copy of the press releases is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Severance Pay Plan and Summary Plan Description, dated July 3, 2018, as amended on March 2, 2023.
99.1	Press Release of Capstone Green Energy Corporation, dated March 6, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY CORPORATION

Date: March 6, 2023	By:	/s/ Darren R. Jamison
Name: Darren R. Jamison
Title: President and Chief Executive Officer